UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2007

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(e) On April 12, 2007, the Board of Directors (the “Board”) of Adolor Corporation (the “Corporation”) approved revisions to compensation for non-employee members of the Board. The Board adopted amendments to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan (as amended, the “Adolor Corporation 2003 Amended and Restated Stock-Based Incentive Compensation Plan”) to increase the number of stock options granted to non-employee directors upon their initial election to the Board from 15,000 to 25,000 and to increase the number of stock options granted to them annually from 15,000 shares to 20,000. This amendment to the Adolor Corporation 2003 Amended and Restated Stock-Based Incentive Compensation Plan is effective April 12, 2007. The Adolor Corporation 2003 Amended and Restated Stock-Based Incentive Compensation Plan is filed as Exhibit 10.1 to this Form 8-K and incorporated herein.

In addition, the Board increased the annual retainer for Board service from $15,000 to $20,000, with the additional $5,000 payable, at the election of the Board, in shares of common stock of the Corporation or cash. The Board also increased the amount of compensation paid to the Chairman of the Audit Committee by $4,000, from $5,000 to $9,000, and approved payment of $2,500 for serving as Chairman of each of the Board’s other standing committees, the Governance and Nominating Committee and the Compensation Committee, with this additional compensation payable, at the election of the Board, in shares of common stock of the Corporation or cash. The Board also approved compensation of $13,500 for serving as non-executive Chairman of the Board, with this compensation payable, at the election of the Board, in shares of common stock of the Corporation or cash. The compensation changes described in this paragraph are effective on the date of the 2007 annual meeting. The Corporation traditionally elects its standing Board committees on the date of its annual meeting and the Board has elected to make these additional compensation payments for the term beginning with the 2007 annual meeting in common stock of the Corporation.

The Board did not revise its compensation of $2,000 per Board meeting fee, with no fee payable for telephonic meetings that last less than one-half an hour. Also, the Board did not revise its annual retainer for Board committee service of $2,500.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Adolor Corporation 2003 Amended and Restated Stock-Based Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Thomas P. Hess
Name:	Thomas P. Hess
Title:	Vice President and Chief Financial Officer

Dated: April 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Adolor Corporation 2003 Amended and Restated Stock-Based Incentive Compensation Plan.